EXHIBIT 21
SYBASE, INC. SUBSIDIARIES
(AS OF DECEMBER 31, 2005)

COMPANY NAME	JURISDICTION OF FORMATION

Sybase Argentina, S.A.	Argentina
Sybase Australia Pty Limited	Australia
Sybase BVBA/SPRL	Belgium
Sybase Brasil Software Limitada	Brazil
Extended Systems Canda, Inc.	Canada
Sybase Canada Limited	Canada
iAnywhere Solutions Canada Limited	Canada
Sybase Software (China) Co., Ltd.	China
Sybase (Cyprus) Limited	Cyprus
Sybase ApS	Denmark
Extended Systems France S.a.r.l.	France
Sybase France S.a.r.l.	France
XcelleNet (France) SAS	France
Extended Systems GmbH	Germany
Sybase GmbH	Germany
New Era of Networks Hong Kong Ltd.	Hong Kong
SLI Consulting Limited	Hong Kong
Sybase China Limited	Hong Kong
Sybase Hong Kong Limited	Hong Kong
Financial Services Square Limited	Hong Kong
Sybase India, Ltd.	India
Sybase (India) Private Limited	India
Sybase Software (India) Private Limited	India
P.T. Sybase Informatindo Indonesia	Indonesia
Sybase Ireland Limited	Ireland
Sybase Italia S.r.l.	Italy
iAnywhere Solutions KK	Japan
Sybase KK	Japan
Sybase Korea, Ltd.	Korea
Sybase Europe Luxembourg S.a.r.l.	Luxembourg
Sybase Luxembourg S.a.r.l.	Luxembourg
SLI Consulting Sdn Bhd	Malaysia
Sybase Software (Malaysia) Sdn Bhd	Malaysia
Sybase de Mexico, S. de R.L. de C.V.	Mexico
Extended Systems Benelux B.V.	Netherlands
Sybase Europe B.V.	Netherlands
Sybase Nederland B.V.	Netherlands
iAnywhere Solutions B.V.	Netherlands
Christie Partners Holdings C. V.	Netherlands
Sybase (N.Z.) Limited	New Zealand
Sybase Norge AS	Norway
Sybase Philippines Inc.	Philippines
New Era of Networks (Singapore) Ltd.	Singapore
Sybase (Singapore) Pte Ltd.	Singapore
SLI Consulting Pte Ltd.	Singapore
SLI Singapore	Singapore
Sybase Iberia S.L.	Spain
Sybase Sverige AB	Sweden
XcelleNet AB	Sweden
Sybase (Schweiz) GmbH	Switzerland
Sybase Taiwan Co., Ltd.	Taiwan
Sybase (Thailand) Limited	Thailand
Advanced Systems Limited	United Kingdom
AvantGo Europe Limited	United Kingdom
Extended Systems Bristol Limited	United Kingdom
Extended Systems Holdings Limited	United Kingdom
Extended Systems Limited	United Kingdom
ISDD Limited	United Kingdom
Oasis Group Pension Trustees Limited	United Kingdom
Sybase International Limited	United Kingdom
Sybase (UK) Limited	United Kingdom
New Era of Networks (UK) Limited	United Kingdom
SLI Consulting UK Limited	United Kingdom
Sybase International Limited	United Kingdom
XcelleNet (UK) Ltd.	United Kingdom
Counterpoint Systems Foundry, Inc.	United States
Extended Systems, Incorporated	United States
Extended Systems of Idaho, Incorporated	United States
Extended Systems U.S. Virgin Islands	United States
Sybase International Holdings Corporation	United States
iAnywhere Solutions, Inc.	United States
Financial Fusion, Inc.	United States
Sybase Global, LLC	United States